                                                         Exhibit No. EX-99.d.1.a

               FORM OF AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

                                 ASSETMARK FUNDS

     This  amendment (the  "Amendment")  is effective as of May 15, 2007, by and between AssetMark Funds, a Delaware statutory trust (the "Trust"), and AssetMark
Investment Services, Inc., a California corporation (the "Advisor").

     WHEREAS the parties  entered into an  Investment  Advisory  Agreement  (the
"Agreement") dated October 20, 2006; and

     WHEREAS the parties now wish to amend the  Agreement,  in  accordance  with
Section 13 thereof,  by changing Schedule A thereof to include additional series of the Trust;

     NOW THEREFORE, the parties agree as follows:

                                    AMENDMENT

     Schedule  A to the  Agreement  is  hereby  deleted  and  replaced  with the following:

                                   Schedule A
                                     to the
                          Investment Advisory Agreement
                                     between
                                 AssetMark Funds
                                       and
                       AssetMark Investment Services, Inc.

     Pursuant to Section 5 of the Investment Advisory Agreement, the Trust shall cause each Fund to pay the Advisor compensation at an annual rate as follows:

Fund:                                               COMPENSATION (as a        EFFECTIVE DATE:
                                                    percentage of average
                                                    daily net assets):
AssetMark Large Cap Value Fund                            0.95%               October 20, 2006
AssetMark Large Cap Growth Fund                           0.95%               October 20, 2006
AssetMark Small/Mid-Cap Value Fund                        0.95%               October 20, 2006
AssetMark Small/Mid-Cap Growth Fund                       1.00%               October 20, 2006
AssetMark International Equity Fund                       0.95%               October 20, 2006
AssetMark Real Estate Securities Fund                     0.95%               October 20, 2006
AssetMark Tax-Exempt Fixed Income Fund                    0.80%               October 20, 2006
AssetMark Core Plus Fixed Income Fund                     0.75%               October 20, 2006
AssetMark Fundamental Index(TM) Large Company             0.75%                 May 15, 2007
Growth Fund
AssetMark Fundamental Index(TM) Large Company Value       0.75%                 May 15, 2007
Fund
AssetMark Fundamental Index(TM) Small Company             0.75%                 May 15, 2007
Growth Fund
AssetMark Fundamental Index(TM) Small Company Value       0.75%                 May 15, 2007
Fund
AssetMark Fundamental Index(TM) International             0.80%                 May 15, 2007
Equity Fund

     Except to the extent modified by this Amendment,  the remaining  provisions of the  Agreement  shall  remain  in full  force and  effect.  In the event of a conflict  between the  provisions of the Agreement and those of this  Amendment, the Amendment shall control.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed as of the day and year first written above.

AssetMark Investment                        AssetMark Funds
Services, Inc.

By:                                         By:

Title:                                      Title: